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                                       8-K
                                 Current Report






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 29, 2001




                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
             (Exact name of registrant as specified in its charter)




       DELAWARE                     333-77215                 13-3291626
(State or other Jurisdiction       (Commission             (I.R.S. Employer
     Incorporation)                File Number)          Identification Number)


                              ---------------------

                                  1585 Broadway
                                    2nd Floor
                            New York, New York 10036
                          (principal executive offices)
                                 (212) 761-4000


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Item 5. OTHER EVENTS
--------------------

     Description of the Certificates

     Morgan Stanley Dean Witter Capital I Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-77215, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 2001-TOP1 (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee Wells Fargo Bank Minnesota, N.A., as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

     Computational Materials

     Morgan Stanley & Co. Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Class A-1, Class A-2, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") with certain yield tables and other computational materials, collateral term sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by Wells Fargo Bank, National Association, Principal Commercial Funding, LLC, Morgan Stanley Dean Witter Mortgage Capital Inc., John Hancock Real Estate Finance, Inc. and/or Bear, Stearns Funding, Inc. and under certain assumptions and scenarios.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS
-----------------------------------------


     (a) Not applicable

     (b) Not applicable

     (c) Exhibits

EXHIBIT NO. 99 DESCRIPTION
--------------------------

     Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  January 29, 2001

MORGAN STANLEY CAPITAL I INC.

By: /s/  Cecilia Tarrant
    --------------------
    Name: Cecilia Tarrant
    Title:  Vice President








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